                                                                   EXHIBIT 10.8

                               SUMMIT DESIGN, INC.
                              EMPLOYMENT AGREEMENT

EMPLOYEE:             ARTHUR W. FLETCHER
EFFECTIVE DATE:       July 1, 1996

This Agreement is entered into as of the above date by and between SUMMIT DESIGN, INC., a Delaware corporation ("SUMMIT") and the above-named employee ("Fletcher").

1. EMPLOYMENT AND DUTIES. SUMMIT hereby employs Fletcher to serve and perform in the role of Treasurer and Director of Business Development reporting to the Chief Financial Officer. Fletcher agrees to perform the duties of this position to the best of his ability and to devote full time and attention to the transaction of SUMMIT's business.

2.      TERM AND TERMINATION.

        (a) This Agreement shall have an initial term of two (2) years, unless sooner terminated in accordance with Subsection 2(b) and/or 2(c) and/or 2(d) below. After the initial term of two (2) years, or any extension thereof, the term of the Agreement shall automatically extend for additional one (1) year period unless terminated by either party with at least thirty
(30) days' advanced written notice prior to the end of the then-current term. Both parties acknowledge that the employment created herein is Employment-at-Will and may be terminated with or without cause under the terms stated herein.

        (b) In the event that Fletcher notifies Summit of termination of his employment with Summit for any reason, this Agreement shall terminate as of the date of such notification. Termination under this Section 2(b) is "Resignation".

        (c) In the event that Summit notifies Fletcher of termination of his employment by Summit because Fletcher willfully abandoned the duties of his position or engaged in any business or criminal practice which the Officer to whom Fletcher reports and the Chief Executive Officer reasonably determines is detrimental or harmful to the good name, goodwill, or reputation of Summit, or which does or could adversely effect the interests of Summit, then this Agreement shall terminate as of the date of such notification. Termination under this Section 2(c) is "Cause".

        (d) In the event that Summit notifies Fletcher of termination of his employment by Summit for any reason other than specified in Section 2(b) and/or 2(c), this Agreement shall terminate as of the date of such notification. Termination under this Section 2(d) is "Convenience".

        (e) Notwithstanding the above, termination of this Agreement shall not release Fletcher from any obligations under Sections 4, 5, 6, and 7 hereof.

3. COMPENSATION AND BENEFITS. In consideration of the services to be performed by Fletcher, SUMMIT agrees to pay Fletcher the compensation and extend to Fletcher the benefits consisting of the following:

        (a) Annual Base Salary of $65,636, paid twice monthly and prorated and beginning on the first pay period following the date agreed upon by Fletcher and the Chief Executive Officer.

        (b) Annual bonus of 25% under the terms of the Executive Bonus Plan:

        (c)    Equity

                       Summit has granted Fletcher incentive stock options described in Attachment A. These shares are governed by the terms and conditions of the Summit Incentive Stock Option Plan ("ISO Plan").

                      In addition, if more than 75% of the assets, or more than 50% of the outstanding shares of Summit are sold to another company, all of the shares covered under this Section 3(c)(i) shall be 100% vested at closing of the transaction.

                      In addition, if this Agreement is terminated for Resignation as defined in Section 2(b) or Cause as defined in Section 2(c) within 24 months of the effective date of this Agreement, then Summit shall have the right to repurchase all unvested shares and all vested shares that have been vested for less than one (1) year for the price at which they were granted.

                      In addition, in the event of death or disability, vesting shall continue for twelve (12) months.

        (d) Fletcher shall be provided the right to participate in the health, dental, and life insurance programs provided for the employees of Summit.

        (e) Fletcher shall earn three (3) weeks vacation during each year of employment. This vacation shall be available for use as earned according to the standard policy of Summit.

        (f) In the event that this Agreement is terminated for convenience as defined in Section 2(d), then Summit shall pay Fletcher $5,470 per month plus all insurance benefits normally paid by Summit. This payment shall continue monthly for six (6) months provided, however, that if Fletcher accepts full-time employment from another party prior to the end of such six (6) months, these monthly payments shall immediately terminate.

4. CONFIDENTIALITY. Fletcher acknowledges that certain customer lists, design work, and related information, equipment, computer software, and other proprietary products and information, whether of a technical or non-technical nature, including but not limited to schematics, drawings, models, photographs, sketches, blueprints, printouts, and program listings of SUMMIT, collectively referred to as "Technology", were and will be designated and developed by SUMMIT at great expense and over lengthy periods of time, are secret and confidential, are unique and constitute the exclusive property and trade secrets of SUMMIT, and any use or disclosure of such Technology, except in accordance with and under the provisions of this or any other written agreements between the parties, would be wrongful and would cause irreparable injury to SUMMIT. Fletcher hereby agrees that he will not, at any time, without the express written consent of SUMMIT, publish, disclose, or divulge to any person, firm, or corporation any of the Technology, nor will Fletcher use, directly or indirectly, for Fletcher's own benefit or the benefit of any other person, firm, or corporation, any of the Technology, except in accordance with this Agreement or other written agreements between the parties.

5. INVENTIONS. All original written material including programs, charts, schematics, drawings, tables, tapes, listings, and technical documentation which are prepared partially or solely by Fletcher in connection with employment by SUMMIT shall belong exclusively to SUMMIT.

6. RETURN OF DOCUMENTS. Fletcher acknowledges that all originals and copies of records, reports, documents, lists, plans, drawings, memoranda, notes, and other documentation related to the business of SUMMIT or containing any confidential information of SUMMIT shall be the sole and exclusive property of SUMMIT, and shall be returned to SUMMIT upon the termination of employment for any reason whatsoever or upon the written request of SUMMIT.

7. COMPLIANCE. Fletcher agrees to comply with all of SUMMIT's written employment policies, guidelines, and procedures as contained in an employment manual, including revisions and additions thereto.

8. INJUNCTION. In addition to all other legal rights and remedies, SUMMIT shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief of any actual or threatened violation of any term hereof without requirement of bond, as well as an equitable accounting of all profits or benefits arising out of such violation.

9. WAIVER. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

10. DISPUTES. The legal relations of the parties hereunder, and all other matters hereunder, shall be governed by the laws of the State of Oregon. Unresolved disputes shall be resolved in a court of competent jurisdiction in Washington County, Oregon, and all parties hereto consent to the jurisdiction of such court.

11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter herein. No modification of amendment hereof is effective unless in writing and signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first herein above written.

"EMPLOYER":                  SUMMIT:
                             A Delaware Corporation

                            By: /s/ LARRY J. GERHARD
                                -------------------------
                                    Larry J. Gerhard
                                    Chief Executive Officer, SUMMIT

"EMPLOYEE":                 By: /s/ ARTHUR W. FLETCHER
                                -------------------------
                                    Arthur W. Fletcher